Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors and Stockholders
America West Holdings Corporation:

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-88588) of America West Holdings Corporation and America West Airlines, Inc., the Registration Statement on Form S-3 (No. 333-02129) of America West Airlines, Inc. and the Registration Statements on Form S-8 (No. 333-94361, No. 333-40486 and No. 333-89288) of America West Holdings Corporation of our reports dated March 28, 2001, relating to the consolidated statements of operations, cash flows and stockholders’ equity and comprehensive income (loss) of America West Holdings Corporation and subsidiaries for the year ended December 31, 2000 and the related consolidated financial statement schedule, which appear in the December 31, 2002 annual report on Form 10-K of America West Holdings Corporation. We also consent to the incorporation by reference of our reports dated March 28, 2001, relating to the statements of operations, cash flows and stockholder’s equity of America West Airlines, Inc. for the year ended December 31, 2000 and the related financial statement schedule, which appear in the December 31, 2002 annual report on Form 10-K of America West Airlines, Inc.

KPMG LLP
Phoenix, Arizona
March 31, 2003